Certification

         I, Mark A. Schroeder, the President and Chief Executive Officer of German American Bancorp, certify that the Annual Report on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Annual Report on Form 10-K for the year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of German American Bancorp.

By /s/ Mark A. Schroeder Mark A. Schroeder President/Chief Executive Officer March 12, 2003 Date

Exhibit 99.1